The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-237213

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED FEBRUARY 3, 2022

(To the Prospectus dated May 22, 2020)

Shares of Common Stock Duos Technologies Group, Inc.	duostech

We are offering             shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “DUOT.” On February 1, 2022, the last reported sale price of our common stock on the NASDAQ Capital Market was $5.37 per share.

Our business and an investment in our securities involve a high degree of risk. Before deciding whether to invest in our securities, you should carefully review the information described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 8 of the accompanying prospectus, and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarter ended September 30, 2021, each of which is incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$

(1) The underwriter will receive compensation in addition to the underwriting discount. See “Underwriting” of this prospectus supplement for a description of the compensation payable to the underwriter.

We have granted a 30-day option to the underwriter to purchase up to             additional shares of common stock from us at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. See “Underwriting” of this prospectus supplement for more information.

The underwriter expects to deliver our shares to purchasers in the offering on or about February       , 2022, subject to customary closing conditions.

Northland Capital Markets

The date of this prospectus supplement is February              , 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus of Duos Technologies Group, Inc., a Florida corporation (the “Company,” “we,” “us,” or “our”), form part of a “shelf” registration statement on Form S-3 (File No. 333-237213) that we filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020, as amended on May 12, 2020, and that was declared effective on May 22, 2020.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s current expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. They are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors included in this prospectus supplement, the accompanying prospectus and those incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Duos Technologies Group, Inc. (the “Company”), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision-based technology solutions supporting rail, logistics, intermodal and Government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence.

The Company was incorporated in Florida on May 31, 1994 under the original name of Information Systems Associates, Inc. (“ISA”). Initially, our business operations consisted of consulting services for asset management of large corporate data centers and the development and licensing of information technology (“IT”) asset management software. In late 2014, ISA entered negotiations with Duos Technologies, Inc. (“Duos”), for the purposes of executing a reverse triangular merger. This transaction was completed on April 1, 2015, whereby Duos became a wholly owned subsidiary of the Company. Duos was incorporated under the laws of Florida on November 30, 1990 for design, development and deployment of proprietary technology applications and turn-key engineered systems. The Company has a current staff of 65 people of which 57 are full time and is a technology and software applications company with a strong portfolio of intellectual property. The Company’s core competencies, including advanced intelligent technologies, are delivered through its proprietary integrated enterprise command and control platform, Centraco®.

The Company has developed the Railcar Inspection Portal (RIP) that provides both freight and transit railroad customers and select government agencies the ability to conduct fully remote railcar inspections of trains while they are in transit. The system, which incorporates a variety of sophisticated optical technologies, illumination and other sensors, scans each passing railcar to create an extremely high-resolution image set from a variety of angles including the undercarriage. These images are then processed through various methods of artificial intelligence algorithms to identify specific defects and/or areas of interest on each railcar. This is all accomplished within seconds of a railcar passing through our portal. This solution has the potential to transform the railroad industry immediately increasing safety, improving efficiency and reducing costs. The Company has successfully deployed this system with several Class 1 railroad customers and anticipates an increased demand in the future. Government agencies can conduct digital inspections combined with the incorporated artificial intelligence (AI) to improve rail traffic flow across borders which also directly benefits the Class 1 railroads through increasing their velocity.

The Company has also developed the Automated Logistics Information System (ALIS) or Truck Inspection (Portal) which automates and reduces/removes personnel from gatehouses where trucks enter and exit large logistics and intermodal facilities. This solution also incorporates sensors and data points as necessary for each operation and directly interconnects with backend logistics databases and processes to streamline operations, and significantly improve operations and security and importantly dramatically improves the vehicle throughput on each lane on which the technology is deployed. The Company is also researching using its inspection portal technology for other applications where examination of moving vehicles is required. Examples of possible future applications include trucks, cars and aircraft, and the Company plans to expand into these applications based upon market requirements and demand within certain industries such as aviation.

S-1

The Company has built a portfolio of IP and patented solutions that creates “actionable intelligence” using two core native platforms called Centraco® and Praesidium™. All solutions provided include a variant of both applications. Centraco is designed primarily as the user interface to all our systems as well as the backend connection to third-party applications and databases through both Application Programming Interfaces (APIs) and Software Development Kits (SDKs). This interface is browser based and hosted within each one of our systems and solutions. It is typically also customized for each unique customer and application. Praesidium typically resides as middleware in our systems and manages the various image capture devices and some sensors for input into the Centraco software.

The Company also developed a proprietary Artificial Intelligence (AI) software platform, Truevue360™ with the objective of focusing the Company’s advanced intelligent technologies in the areas of AI, deep machine learning and advanced multi-layered algorithms to further support our solutions. The Company is now delivering advanced algorithms to the rail industry using expert driven Artificial Intelligence with an experienced team of railroad mechanical car inspectors, imagery experts and data scientists.

Through September 30, 2021, the Company also provided professional and consulting services for large data centers and had developed a system for the automation of asset information marketed as DcVue™. The Company had deployed its DcVue software at one beta site. This software was used by Duos’ consulting auditing teams. DcVue was based upon the Company’s OSPI patent which was awarded in 2010. The Company offered DcVue available for license to our customers as a licensed software product. As of October 1, 2021, the Company sold its assets related to DcVue to the general manager of that business line and no longer operates in that space.

The Company’s strategy is to deliver operational and technical excellence to our customers; expand our RIP and ALIS solutions into current and new customers focused in the Transportation, Logistics and U.S. Government Sectors; offer both CAPEX and OPEX pricing models to customers that increases recurring revenue, grows backlog and improves profitability; responsibly grow the business both organically and through selective acquisitions; and promote a performance-based work force where employees enjoy their work and are incentivized to excel and remain with the Company.

Our principal executive office is located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256, and our telephone number is (904) 287-5409. Our website address is www.duostechnologies.com. The information available on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

For a further description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For information on how to find copies of these documents, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Recent Developments

Our financial statements for the fiscal year ended December 31, 2021 will not be available until after this offering is completed and consequently will not be available to you prior to investing in this offering. This is not a comprehensive statement of our financial results and is subject to change. These estimates should not be viewed as a substitute for our full year financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

Based on our preliminary unaudited estimates and information available to us as of the date of this prospectus supplement, we expect total revenue for the fourth quarter of 2021 to be $3.75 million, in line with the same period one year ago. Management also estimates that the Company’s fourth quarter net loss will be in the range of $250,000 to $295,000 compared with a net loss of $426,000 for the fourth quarter in fiscal year 2020, an improvement of at least 31%. This improvement in operating results is expected to continue in 2022 for the full year. Based on preliminary fourth quarter results, the Company expects total revenue for the fiscal year ended December 31, 2021 to be approximately $8.29 million.

S-2

Duos is entering 2022 with a strong backlog of business. During the last quarter, the Company was successful in closing several high-value contracts in the rail segment and is now developing offerings to inspect other types of moving vehicles, such as trucks.

These preliminary estimates are not necessarily indicative of any future period and should be read together with the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference into this prospectus supplement.

S-3

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	Duos Technologies Group, Inc.

Common stock offered by us	shares of common stock (or shares if the underwriter exercises its option to purchase additional shares in full).

Over-allotment option	We have granted the underwriter a 30-day option from the date of this prospectus supplement to purchase up to additional shares from us at the public offering price less the underwriting discount to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	shares of common stock (or shares if the underwriter exercises its option to purchase additional shares in full).

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes and working capital. See “Use of Proceeds” for further information.

Risk Factors	See “Risk Factors” of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol	DUOT

Unless we indicate otherwise, all information in this prospectus supplement (i) assumes no exercise by the underwriter of its option to purchase up to an additional             shares of common stock to cover over-allotments, if any, and (ii) is based on 4,556,033 shares of common stock outstanding as of February 1, 2022 and excludes as of such date:

●	121,572 shares of our common stock issuable upon conversion of all outstanding shares of our preferred stock;

●	944,838 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted-average exercise price of $6.13 per share, with 335,000 additional shares reserved for future issuance under such plans;

●	160,000 shares of our common stock issuable upon exercise of outstanding stock options issued outside of our equity incentive plans at a weighted average exercise price of $4.22 per share; and

●	1,376,466 shares of our common stock issuable upon exercise of warrants with a weighted average exercise price of $8.18 per share.

S-4

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 filed with the SEC on November 15, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021 and the financial statements and related notes filed therewith.

Risks Relating to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock – see the section entitled “Use of Proceeds” in this prospectus supplement. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $             per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $             per share in the net tangible book value of the common stock or $             per share if the underwriter exercises in full its option to purchase additional shares to cover over-allotments, if any. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our outstanding options, warrants and preferred stock and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of February 1, 2022, there were outstanding stock options to purchase 1,104,838 shares of our common stock at a weighted-average exercise price of $5.85 per share, warrants to purchase 1,376,466 shares of our common stock at a weighted-average exercise price of $8.18 per share and shares of preferred stock convertible into 121,572 shares of our common stock at a weighted-average conversion price of $7.00 per share. Our outstanding options, warrants and preferred stock could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options, warrants and preferred stock can be expected to exercise or convert them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options, warrants or preferred stock. The issuance of shares upon the exercise or conversion of outstanding options, warrants or preferred stock will also dilute the ownership interests of our existing stockholders.

S-5

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including, among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our financing arrangements, if any. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock. There is no guarantee that our common stock will appreciate in value.

Our common stock may be delisted from the Nasdaq Capital Market.

On November 23, 2021, the Company received from The Nasdaq Stock Market LLC (“Nasdaq”) a letter indicating that we are not in compliance with Nasdaq Marketplace Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. On our Form 10-Q for the quarter ended September 30, 2021, the Company reported stockholders’ equity of $865,221, and, as a result, does not currently satisfy Nasdaq Marketplace Rule 5550(b)(1).

Nasdaq’s letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other continued listing requirements. Nasdaq’s letter provides the Company 45 calendar days, or until January 17, 2022, to submit a plan to regain compliance, which the Company has done. If the plan is accepted, the Company can be granted up to 180 calendar days from November 23, 2021 to evidence compliance. There can be no guarantee that the plan will be accepted by Nasdaq.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on the Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement. The Company expects that if all of the shares of common stock offered by this prospectus supplement are sold we will regain compliance with the Nasdaq Listing Rules but there can be no guarantee that we will do so.

S-6

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock offered pursuant to this prospectus supplement will be approximately $             million or approximately $             million if the underwriter exercises in full its option to purchase additional shares to cover over-allotments, if any, in each case after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering for potential acquisitions, general corporate purposes and working capital.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we have not yet determined the amount of net proceeds to be used specifically for any specific purpose. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-7

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the receipt of the estimated net proceeds of approximately $ million from the sale of the common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

This table should be read with “Use of Proceeds” in this prospectus supplement as well as (a) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2020 and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our condensed financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2021
	Actual	As adjusted
	(Unaudited)
Cash	$2,257,971	$

Long-term liabilities	33,860
Stockholders’ equity:
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,480,000 shares available to be designated.

Series A redeemable convertible preferred stock, $10 stated value per share; 500,000 shares designated; 0 issued and outstanding at September 30, 2021, convertible into common stock at $6.30 per share	—

Series B convertible preferred stock, $1,000 stated value per share; 15,000 shares designated; 1,705 shares issued and outstanding at September 30, 2021, convertible into common stock at $7 per share	1,705,000

Series C convertible preferred stock, $1,000 stated value per share; 5,000 shares designated; 4,500 shares issued and outstanding at September 30, 2021, convertible into common stock at $5.50 per share	4,500,000

Common stock: $0.001 par value; 500,000,000 shares authorized, 3,612,125 shares issued, 3,610,801 shares outstanding at September 30, 2021 (actual); shares outstanding (as adjusted)	3,612

Additional paid-in-capital	40,111,551
Accumulated deficit	(45,297,490)

Total stockholders’ equity	865,221

Total capitalization	$899,081	$

S-8

All information above (i) assumes no exercise by the underwriter of its option to purchase up to an additional             shares of common stock to cover over-allotments, if any, and (ii) the number of shares of common stock outstanding as of September 30, 2021 is 3,610,801 and excludes as of such date:

●	1,061,753 shares of our common stock issuable upon conversion of all outstanding shares of our preferred stock (between October 1, 2021 and February 1, 2022, 940,181 shares of common stock were issued upon conversion of shares of our preferred stock);

●	431,266 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted-average exercise price of $5.32 per share, with 1,000,000 additional shares reserved for future issuance under such plans;

●	160,000 shares of our common stock issuable upon exercise of outstanding stock options issued outside of our equity incentive plans at a weighted-average exercise price of $4.22 per share; and

●	1,376,466 shares of our common stock issuable upon exercise of warrants with a weighted-average exercise price of $8.18 per share.

S-9

DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2021.

Our net tangible book value at September 30, 2021 was $4,528,630, or $1.25 per share, based on 3,610,801 shares of our common stock outstanding. After giving effect to the issuance and sale of all the shares in this offering at the public offering price of $             per share less the estimated offering expenses, our pro forma as adjusted pro forma net tangible book value at September 30, 2021 would have been $             or $             per share. This represents an immediate increase in pro forma net tangible book value of $             per share to existing stockholders and an immediate dilution of $             per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$
Net tangible book value per share as of September 30, 2021		$1.25
Increase per share attributable to this offering	$
As adjusted net tangible book value per share as of September 30, 2021 after this offering	$
Dilution per share to new investors participating in this offering	$

If the underwriter exercises in full its option to purchase additional shares of common stock at the public offering price of $             per share, the as adjusted net tangible book value after this offering would be $             per share, representing an increase in net tangible book value of $             per share to existing stockholders and immediate dilution in net tangible book value of $             per share to purchasers in this offering at the public offering price.

To the extent that outstanding options or warrants are exercised or shares of preferred stock are converted, or any additional options, warrants or other equity awards are granted and exercised or become vested or other issuances of shares of our common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of common stock or securities exercisable, convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

The above information is based on 3,610,801 shares of common stock outstanding as of September 30, 2021, and excludes as of such date:

●	1,061,753 shares of our common stock issuable upon conversion of all outstanding shares of our preferred stock (between October 1, 2021 and February 1, 2022, 940,181 shares of common stock were issued upon conversion of shares of our preferred stock);

●	431,266 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted-average exercise price of $5.32 per share, with 1,000,000 additional shares reserved for future issuance under such plans;

●	160,000 shares of our common stock issuable upon exercise of outstanding stock options issued outside of our equity incentive plans at a weighted average exercise price of $4.22; and

●	1,376,466 shares of our common stock issuable upon exercise of warrants with a weighted-average exercise price of $8.18 per share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering             shares of our common stock at the public offering price of $             per share. The material terms and provisions of our common stock are described under the captions “Description of Capital Stock” and “Common Stock” of the accompanying prospectus.

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UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Northland Securities, Inc. (“Northland”) as the sole book-running manager. We have entered into a firm commitment underwriting agreement with Northland.

The underwriting agreement provides that the obligations of Northland are subject to certain conditions precedent, including approval of legal matters by its counsel. Northland has the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to Northland, and Northland has agreed to purchase from us, the number of shares of our common stock listed opposite its name below.

Underwriter	Number of Shares
Northland Securities, Inc.

Total

The shares sold in this offering are expected to be ready for delivery on or about February            , 2022, against payment in immediately available funds.

Option to Purchase Additional Shares

We have granted Northland an option to buy up to an additional             shares of common stock from us. Northland may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, Northland will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

Northland has advised us that it proposes to offer the common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. Northland proposes to offer the shares to certain dealers at the same price less a concession of not more than $             per share. After the offering, these figures may be changed by Northland.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by Northland to us per share of common stock. The following table shows the per share and total underwriting discount to be paid by Northland in connection with this offering, assuming either no exercise and full exercise of the option to purchase additional shares:

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total fees and expenses payable by us, excluding the underwriting discount, will be approximately $            , which includes $             that we have agreed to reimburse Northland for the fees incurred by it in connection with the offering. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts in the table above.

S-11

Except as disclosed in this prospectus supplement, Northland has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110. The underwriting discount and reimbursable expenses Northland will receive were determined through arms’ length negotiations between us and Northland.

Indemnification of Underwriter

We have agreed to indemnify Northland against certain liabilities, including liabilities under the Securities Act or to contribute to payments that Northland may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and executive officers and certain of our stockholders are subject to lock-up agreements that prohibit us and them from offering, selling, contracting to sell, granting any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or other capital stock for a period of 90 days following the date of this prospectus supplement without the prior written consent of Northland.

The lock-up agreements do not prohibit our directors and executive officers and those stockholders party to such agreements from transferring shares of our common stock for bona fide gifts or by will, or for estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up provisions do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to Northland pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DUOT.”

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, Northland may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, Northland may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to it. Short sales involve the sale by Northland of a greater number of shares than Northland is required to purchase in the offering. Northland may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, Northland may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time. Northland may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwrites makes any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the website maintained by Northland and Northland may distribute prospectuses and prospectus supplements electronically. In addition, Northland may facilitate Internet distribution for this offering to certain of its Internet subscription customers. Northland may allocate a limited number of securities for sale to its online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet on the website maintained by Northland. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on Northland’s website is not part of this prospectus supplement or the accompanying prospectus.

Affiliations

Northland and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Northland may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Northland may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, Northland and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve our securities and/or instruments. Northland and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Northland may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and the prospectus supplement and accompanying prospectus online and place orders online or through their financial advisors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, New York 10004.

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Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Northland has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

S-14

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of the National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

Germany

Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the “German Act”) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the German Act with respect to any of the shares of our common stock otherwise than in accordance with the German Act and all other applicable legal and regulatory requirements.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

S-15

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b)	where no consideration is or will be given for the transfer; or

(c)	where the transfer is by operation of law.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, and its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, and its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

S-16

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.    the transaction does not require a prospectus to be submitted for approval to the AMF;

2.    persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.    the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), nor do they purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

S-17

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Shutts & Bowen LLP, Miami, Florida. The underwriter is represented in this offering by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated balance sheets of Duos Technologies Group, Inc. as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by Salberg & Company, P.A., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein (by reference) in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.duostechnologies.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

S-18

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement (Commission File No. 333-237213):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC on March 30, 2021;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 as filed with the SEC on May 14, 2021;

●	our Quarterly Report on Form 10-Q for the three months ended June 30, 2021 as filed with the SEC on August 12, 2021;

●	our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 as filed with the SEC on November 15, 2021;

●	our Definitive Proxy Statement filed June 23, 2021;

●	our Form 8-Ks filed with the SEC on March 1, 2021, March 25, 2021, May 18, 2021, July 20, 2021 and November 30, 2021; and

●	a description of our common stock contained in our Registration Statement on Form 8-A (001-39227) filed with the SEC under Section 12 of the Exchange Act on February 12, 2020, including any amendment or reports filed for the purpose of updating this description

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or the accompanying prospectus or in documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement.

Our website is www.duostechnologies.com. Our website contains links to our filings available on the SEC website. We will also provide electronic or paper copies of our filings free of charge upon written or oral request. The information available on or through our website is not a part of this prospectus supplement or the accompanying prospectus and should not be relied upon. You may request and obtain a copy of these filings or any filings subsequently incorporated by reference into this prospectus supplement or the accompanying prospectus, at no cost, by writing or telephoning us at the following address or phone number:

Duos Technologies Group, Inc.

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 32256

(904) 652-1616

Attn: Adrian Goldfarb, Chief Financial Officer

S-19

PROSPECTUS

DUOS TECHNOLOGIES GROUP, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

——————————

We may offer and sell up to $50 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Capital Market under the symbol “DUOT”. On May 8, 2020, the last reported sale price of our common stock on The NASDAQ Capital Market was $5.2326 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $19,937,767 based on 3,523,757 shares of outstanding common stock, of which 86,211 are held by affiliates, and a price of $5.80 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on March 10, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Duos,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Duos Technologies Group, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.duostechnologies.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended on Form 10-K/A filed with the SEC on March 31, 2020.

•	Our Current Reports on Form 8-K filed with the SEC on January 15, 2020, February 7, 2020, February 19, 2020, and February 24, 2020.

•	The description of our Common Stock contained in our Registration Statement on Form S-1, filed with the SEC on December 11, 2019, as amended, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Duos Technologies Group, Inc.

6622 Southpoint Drive South, Suite 310

Jacksonville, Florida 32216

(904) 652-1616

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Overview

The Company, through its wholly owned subsidiaries DTI, operating under its brand name duostech™, and truevue360™, focuses on the design, development and turnkey delivery of proprietary “intelligent technologies” that enable our customers to derive measurable increases in return on investment for their business.

duostech™

The mission of duostech™ is to develop, market and deploy disruptive technologies and systems that capture, process and present users with an unlimited number and types of data that provide our customers with a broad range of sophisticated intelligent technology solutions. With an emphasis on security, inspection and operations for critical infrastructure, we target a variety of industries including transportation, retail, law enforcement, oil, gas and utilities. Our technologies capture, process and present all data in real time. A further differentiator is that these technologies integrate with our customer’s existing business process and create actionable information to streamline mission critical operations. Our technologies have been verified by multiple government and private organizations including but not limited to, Johns Hopkins University Applied Physics Laboratory (JHU/APL), the Department of Homeland Security (DHS) and the Transportation Technology Center, Inc., a wholly owned subsidiary of the Association of American Railroads, a transportation research and testing organization (TTCI) and perhaps most significantly, they have been field tested and found relevant by our customers, which is the main reason for our substantial repeat business. The Company has worked with these organizations over the past several years where we have supplied funded prototypes of our technologies to verify technology and operating parameters.

truevue360™

In January 2019, the Company launched a dedicated Artificial Intelligence program through its wholly-owned subsidiary True Vue 360, Inc., marketing its services and solutions under the brand name truevue360™. The Company is committed to adding significant focus on the development, marketing and deployment of advanced convolutional neural network-based Artificial Intelligence (“AI”), Deep Machine Learning and Advanced Algorithms applications. While truevue360™ will chiefly support DTI’s business growth, it will also develop and market its significant library of AI applications following a stand-alone business development strategy. Accordingly, our business is now operating in two equally important business units which complement each other and provide comprehensive turn-key, end-to-end, solutions to our customers.

Connected Intelligence

duostech™

Over the past 10 years, duostech™ has developed an extensive suite of disruptive technologies, some of the most relevant are described in the following:

Intelligent Railcar Inspection Portal (rip®)

Federal regulations require each railcar/train to be inspected for mechanical defects prior to leaving a rail yard. Founded in 1934, the Association of American Railroads (AAR) is responsible for setting the standards for the safety and productivity of the U.S./North American freight rail industry, and by extension, has established the inspection parameters for the rail industry’s rolling stock. Also known as the “Why Made” codes, the AAR established approximately 110 inspection points under its guidelines for mechanical inspections.

Under current practice, inspections are conducted manually; a very labor intensive and inefficient process that only covers a select number of inspections points and can take up to 3 hours per train. It should be noted that approximately 50% of the rail industry’s operating costs are for maintenance, including 30% of the time trains spend in workshops resulting from manual failure diagnostics.

We invented, designed, deployed, and are currently marketing our intelligent Railcar Inspection Portal technology, intended to ultimately cover most, if not all, inspection points and reduce the in-yard dwell time to minutes per train. Our system combines high definition image and data capture technologies (developed by duostech™) with our AI-based analytics applications (developed and maintained by truevue360™) that are typically installed on active tracks located between two rail yards. We inspect railcars traveling through our inspection portal at speeds of up to 70 mph and report mechanical anomalies detected by our system to the ensuing yard, well ahead of the train(s) entering the yard. To date, we have successfully completed the development of 21 AI applications and are in the process of developing 44 additional applications scheduled to be completed by the end of Q2, 2020.

Over the past two years, several class 1 rail operators have ordered and are currently operating our rip® technology with the ultimate objective to cause a change in federal rules that would allow replacement of the current manual inspection (in the yard) with a fully automated process. The Company is collaborating with certain industry professionals to pursue such regulatory rule changes and we believe that there will be broad acceptance of our technology as soon as a majority of required AI algorithm models are completed and tested.

Our rip® system consists of a suite of sub-systems for the automated inspection of freight or transit railcars at high speeds. The combined technologies capture images and other relevant operating data from 360-degrees of each locomotive and railcar passing through our inspection portal. All data is processed and presented in real-time by our proprietary intelligent user interface, branded as centraco®.

Rail Inspection Portal rip® - Canadian Location	Operator Interface - centraco®

Mechanical anomalies are detected through a combination of remote visual inspections, utilizing the Company’s proprietary remote user interface which displays ultra-high definition images of a 360-degree view of each railcar, and by a growing number of the Company’s proprietary artificial intelligence (AI) based algorithms, discussed in more detail under truevue360™. The inspection portal is typically installed between two rail yards and the inspection takes place while the trains are traveling at speeds of up to 70 mph. Detections are reported to the respective rail yards well ahead of the train arrival at the yard.

An expanded version for speeds up to 120 mph with additional sensor technologies for the transit rail is currently under development in anticipation of market entry to the passenger railcar mechanical inspection in early 2020.

The following examples of automated detections are the result of the combination of our image capture technologies designed by duostech™, with our AI-based analytics applications designed and maintained by truevue360™. Some of these mechanical defects, if unattended, could cause a derailment. Other examples of our AI-based detection applications include inspections at rail border crossings by CBP agents.

Samples of Automated Detections

The Company continues to expand its detection capabilities through the development of additional sensor technologies, necessary to process AI-based analytics of targets not yet covered by its core railcar inspection applications.

The industry’s main objective is to replace the manual inspection process taking place inside rail yards with a fully automated process taking place before trains reach the respective rail yards. To that end, the Company, together with its rail partners, is pursuing to effect changes to current FAA rules, an effort that we expect to be successful and receive wide acceptance by the industry and regulators alike.

Our Growth Strategy

Our strategy is to grow our business through a combination of organic growth of both duostech™ and truevue360™, as well as through strategic acquisitions.

Organic Growth duostech™

Our organic growth strategy is to increase our market share through the expansion of our business development team and our research and development talent pool, which will enable us to significantly expand our current solution offerings with additional features, and the development of new and enhanced technology applications. We plan to augment such growth with strategic relationships both in the business development and research development arenas, reducing time to market with additional industry applications, expansion of existing offerings to meet customer requirements, as well as, potential geographical expansion into international territories. The launch of our AI software systems through our truevue360™ subsidiary is another building block of this strategy.

Organic Growth truevue360™

truevue360™’s immediate growth will mainly be driven by its already established library of rail applications and existing rail customers. Each of the most recent orders of rail inspection portals included an AI component of between 20 and 30 algorithms per customer per site, with a significant number of additional applications under development. It is expected that future orders will continue to include a significant component of algorithms i.e. AI applications.

Our AI applications are sold as a SaaS model and are priced per application/per site.

In addition to offering our AI modelling to our rail customers, we plan to offer services to our commercial /industrial customers in the following verticals:

•	Logistics companies
•	Oil & Gas
•	Commercial security

truevue360™ is currently developing a stand-alone marketing/business development initiative to pursue an expanded number of target markets. Additional verticals to be pursued as this unit expands include:

•	Automotive
•	Agriculture
•	Banking
•	Industrial
•	DOD/Government

Strategic Acquisitions

Planned acquisition targets include sector specific technology companies with the objective of augmenting our current capabilities with feature-rich (third-party) solutions. The acquisition metric includes, but is not limited to, weighing time, effort and approximate cost to develop certain technologies in-house, versus acquiring or merging with one or more entities that we believe have a proven record of successfully developing a technology sub-component. Additional criteria include an extended national footprint of available manpower (predominantly technical and software engineering), and evaluating the potential acquisition target’s customer base, stage of technology and merger or acquisition cost as compared to market conditions.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	The nature of the technology management platforms utilized by us is complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

•	Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

•	The market opportunity for our products and services may not develop in the ways that we anticipate.

•	Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

•	Some of our competitors are larger and have greater financial and other resources than we do.

•	We have a history of losses and our growth plans may lead to additional losses and negative operating cash flows in the future.

•	We may be unable to protect our intellectual property, which could impair our competitive advantage, reduce our revenue, and increase our costs.

•	We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

•	We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Recent Developments

On February 12, 2020, we entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), as representative of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 1,350,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $6.00 per share. In addition, the Underwriters were granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 202,500 shares of Common Stock. The Offering closed on February 18, 2020. In connection with the Offering, the Common Stock began trading on the Nasdaq Capital Market under the symbol DUOT on February 13, 2020.

On February 12, 2020, pursuant to the Underwriting Agreement, the Company entered into an Underwriter’s warrant agreement (the “Underwriters’ Warrant Agreement”) with the Underwriters and certain affiliates of the Underwriters. Pursuant to the Underwriters’ Warrant Agreement, the Company provided the Underwriters and certain affiliates of the Underwriters with a warrant to purchase 67,500 shares of Common Stock in the aggregate. Such warrant may be exercised beginning on August 10, 2020 (the date that is 180 days after the date on which the Registration Statement became effective) until February 12, 2023 (the date that is three years after the date on which the Registration Statement became effective). The initial exercise price of the Underwriters’ Warrant Agreement is $9.00 per share.

On February 20, 2020, pursuant to and in compliance with the terms and conditions of the Underwriting Agreement and the Offering, the Underwriters provided notice that they would partially exercise the Over-allotment Option to purchase 192,188 shares of Common Stock at $6.00 per share (the “Over-Allotment Exercise”). The sale of the Over-Allotment Exercise to purchase 192,188 shares of Common Stock closed on February 21, 2020. The Company has received gross proceeds of approximately $9.25 million for the Offering, including the exercise of the Over-Allotment Exercise, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

Our Corporate History

We were incorporated on May 31, 1994 in the State of Florida as Information Systems Associates, Inc. Initially, our business operations consisted of consulting services for asset management of large corporate data centers and development and licensing of Information Technology (IT) asset management software. On April 1, 2015, we completed a reverse triangular merger, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Duos Technologies, Inc., a Florida corporation (“DTI”), the Company, and Duos Acquisition Corporation, a Florida corporation and wholly owned subsidiary of the Company (“Merger Sub”). Under the terms of the Merger Agreement, the Merger Sub merged with and into DTI, whereby DTI remained as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). On the same date, TrueVue 360, Inc., a Delaware corporation, became a wholly owned subsidiary of the Company. In connection with the Merger, on July 10, 2015, the Company effected a name change to Duos Technologies Group, Inc. Since January 2019, Truevue360, Inc. has been focused on the development and marketing of Artificial Intelligence applications. The Company’s headquarters are located at 6622 Southpoint Drive South, Suite 310, Jacksonville Florida 32216 and main telephone number is 904 652 1616.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our Registration Statement on Form S-1, filed with the SEC on December 11, 2019, as amended, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 500,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of May 7, 2020, there were 3,523,757 shares of our common stock issued and outstanding held by 376 holders of record. We currently have (i) 500,000 shares of Series A Preferred Stock authorized of which 0 shares of Series A Preferred Stock are issued and outstanding; (ii) 15,000 shares of Series B Preferred Stock authorized of which 1,705 shares of Series B Preferred Stock are issued and outstanding; and (iii) 9,485,000 shares of undesignated “blank check” preferred stock.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;

•	industry practice;

•	our financial condition and performance;

•	our future prospects;

•	our cash needs and capital investment plans;

•	our obligations to holders of any preferred stock we may issue;

•	income tax consequences; and

•	the restrictions Florida and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock par value $0.001 per share, which have two classes. The Series A Preferred Stock has 0 shares issued and outstanding, the Series B Preferred Stock has 1,705 shares issued and outstanding.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank senior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Series A Preferred Stock

Each share of the Series A Preferred Stock is convertible into ten (10) shares of common stock, is senior to any other class or series of capital stock of the Company. Holders of Series A Preferred Stock shall vote together with the holders of common stock on an as-converted basis on all matters on which holders of the common stock are entitled to vote.

There are currently 0 shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

Each share of the Series B Preferred Stock is convertible into one (1) share of common stock, is senior to any other class or series of capital stock of the Company. Holders of Series B Preferred Stock shall have one vote for each share of Series B Preferred Stock, and shall vote together with the holders of common stock on all matters on which holders of the common stock are entitled to vote.

There are currently 1,705 shares of Series B Preferred Stock outstanding.

Options and Warrants

There are 2,282,000 outstanding options to purchase our securities. The weighted average exercise price of these options is $1.00, the average term when issued was five years and the average term remaining is four years.

As of May 7, 2020, there are warrants outstanding to purchase 1,521,250 shares of our common stock of which none are subject to full ratchet price protection on the exercise price potentially increasing the total number of common shares issuable upon exercise. The warrants are exercisable for a term of five years with a weighted average exercise price of $8.78.

Anti-Takeover Provisions

Florida Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Florida law and our Charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of takeover practices and takeover bids, and encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Florida Law

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “DUOT”.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering;

•	the withdrawal, termination and cancellation rights;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

•	whether stockholders are entitled to oversubscription right;

•	any U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Duos Technologies Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.